Central Pacific Financial Corp. Reports $11.5 Million Third Quarter Earnings
October 27, 2016

Exhibit 99

FOR IMMEDIATE RELEASE

Investor Contact:	Isaac Okita	Media Contact:	Wayne Kirihara
	VP, Treasury Manager		EVP, Chief Marketing Officer
	(808) 544-3626		(808) 544-3687
	isaac.okita@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS $11.5 MILLION
THIRD QUARTER EARNINGS

HONOLULU, HI, October 27, 2016 – Central Pacific Financial Corp. (NYSE: CPF), (the “Company”), today reported net income for the third quarter of 2016 of $11.5 million, or $0.37 per diluted share, compared to net income in the third quarter of 2015 of $12.2 million, or $0.38 per diluted share, and net income in the second quarter of 2016 of $12.1 million, or $0.39 per diluted share.

"Our continued loan and deposit growth and improved asset quality have resulted in another quarter of solid core earnings," said Catherine Ngo, President and CEO. "We are pleased to be in a position to continue enhancing shareholder value through strong operating performance, coupled with stock repurchases and dividends."

On October 26, 2016, the Company’s Board of Directors declared a quarterly cash dividend of $0.16 per share on the Company’s outstanding common shares. The dividend will be payable on December 15, 2016 to shareholders of record at the close of business on November 30, 2016.

During the third quarter of 2016, the Company repurchased 144,000 shares of common stock at a total cost of $3.5 million. The average cost per share was $24.60. During the nine months ended September 30, 2016, the Company repurchased a total of 636,922 shares of common stock, or approximately 2.0% of its common stock outstanding as of December 31, 2015 for a total cost of $14.1 million. The Company's remaining repurchase authority under its common stock repurchase program at September 30, 2016 was $15.9 million.

Since reinstating quarterly cash dividends in 2013, the Company has returned $308.8 million in cash to its shareholders, in the form of cash dividends totaling $60.0 million, and through the repurchase of 11,805,423 shares of common stock at a total cost of $248.9 million, excluding fees and expenses.

Central Pacific Financial Corp. Reports $11.5 Million Third Quarter Earnings
October 27, 2016

Significant Highlights and Third Quarter Results

•	Reported net income of $11.5 million, compared to net income in the third quarter of 2015 of $12.2 million and net income in the second quarter of 2016 of $12.1 million.

•
Loans and leases increased by $338.2 million, or 10.9% from the prior year period, and increased by $35.7 million, or 1.0%, during the quarter to $3.44 billion at September 30, 2016, with growth in our commercial mortgage, home equity, construction, and commercial loan portfolios of $20.1 million, $16.9 million, $9.8 million, and $3.9 million, respectively, partially offset by decreases in the consumer and residential mortgage loan portfolios of $8.3 million and $6.7 million, respectively.

•
Total deposits increased by $288.1 million, or 6.8% from the prior year period, and increased by $113.4 million, or 2.6% during the quarter to $4.52 billion at September 30, 2016. Core deposits increased by $219.9 million, or 6.5% from the prior year period, and increased by $48.1 million, or 1.3% during the quarter to $3.62 billion at September 30, 2016.

•
Recorded a credit to the provision for loan and lease losses of $0.7 million in the third quarter of 2016, compared to a credit of $3.6 million in the third quarter of 2015 and a credit of $1.4 million in the second quarter of 2016.

•	Our efficiency ratio improved to 66.04% in the third quarter of 2016, compared to 67.55% in the third quarter of 2015 and 66.69% in the second quarter of 2016.

•	Nonperforming assets decreased by $3.2 million to $11.7 million, or 0.22% of total assets at September 30, 2016, from $14.9 million, or 0.28% of total assets at June 30, 2016.

•
Maintained a strong capital position with leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios at the holding company of 10.9%, 14.6%, 15.9%, and 12.5%, respectively, as of September 30, 2016. Central Pacific Bank also maintained a strong capital position with leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios of 10.6%, 14.1%, 15.3%, and 14.1%, respectively, as of September 30, 2016. The Company and the Bank's capital ratios continue to be in excess of the levels required for a “well-capitalized” regulatory designation under Basel III.

Earnings Highlights
Net interest income for the third quarter of 2016 was $39.4 million, compared to $37.8 million in the year-ago quarter and $39.6 million in the second quarter of 2016.  Net interest margin was 3.25%, compared to 3.31% in the year-ago quarter and 3.29% in the second quarter of 2016. The increase in net interest income from the year-ago quarter was primarily attributable to average loan portfolio balances increasing by $345.1 million. This increase was partially offset by a 16 basis point decrease in average yields earned on investment securities balances, combined with a 6 basis point increase in rates paid on our average total interest-bearing deposits, both of which contributed to the decrease in the net interest margin from the year-ago quarter. The sequential quarter decrease in the net interest income and net interest margin was primarily attributable to a 13 basis point decrease in average yields earned on investment securities portfolio balances due to higher premium amortization on mortgage backed securities. The decrease in net interest income was also attributable to a $30.7 million decrease in average investment securities portfolio balances. These decreases in net interest income were offset by average loan portfolio balances increasing by $38.1 million.

In the third quarter of 2016, a credit to the provision for loan and lease losses of $0.7 million was recorded, compared to a credit of $3.6 million in the year-ago quarter and a credit of $1.4 million in the second quarter of 2016. After this credit, and as discussed below, the allowance for loan and lease losses ("ALLL"), as a percentage of total loans and leases, was 1.73% at September 30, 2016.

Other operating income for the third quarter of 2016 totaled $11.0 million, compared to $9.8 million in the year-ago quarter and $11.7 million in the second quarter of 2016. The increase from the year-ago quarter was primarily due to higher net gains on sales of residential mortgage loans of $0.7 million, combined with unrealized losses on loans held for sale and interest rate locks (included in other) of $0.6 million recorded in the year-ago quarter. The sequential quarter decrease was primarily due to lower income from bank-owned life insurance of $0.7 million, primarily attributable to death benefit proceeds of $0.5 million recorded last quarter.

Central Pacific Financial Corp. Reports $11.5 Million Third Quarter Earnings
October 27, 2016

Other operating expense for the third quarter of 2016 totaled $33.3 million, compared to $32.2 million in the year-ago quarter and $34.2 million in the second quarter of 2016. The increase from the year-ago quarter was primarily attributable to a credit to the reserve for residential mortgage repurchase losses (included in other) of $0.9 million recorded in the year-ago quarter, higher advertising expense of $0.3 million, and higher salaries and employee benefits of $0.3 million. The sequential quarter decrease was primarily due to lower amortization of mortgage servicing rights of $0.7 million and lower salaries and employee benefits of $0.4 million, partially offset by higher advertising expense of $0.3 million.

The efficiency ratio for the third quarter of 2016 was 66.04%, an improvement from 67.55% in the year-ago quarter and consistent with 66.69% in the second quarter of 2016. The decrease in the efficiency ratio from the year-ago quarter was attributable to the growth in net interest income, combined with the increase in other operating income, offset by higher other operating expenses in the current quarter as described above. On a sequential quarter basis, the efficiency ratio remained stable as the improvement in other operating expenses was largely offset by lower net interest income and lower other operating income.

In the third quarter of 2016, the Company recorded income tax expense of $6.4 million, compared to income tax expense of $6.9 million in the year-ago quarter and $6.3 million in the second quarter of 2016. The effective tax rate for the third quarter of 2016 was 35.8%, compared to 36.1% in the year-ago quarter and 34.3% in the second quarter of 2016. The sequential quarter increase in the effective tax rate was primarily attributable to the $0.5 million in death benefit proceeds from bank-owned life insurance received last quarter, which is tax-exempt. As of September 30, 2016, the Company’s net deferred tax assets totaled $52.9 million, compared to $84.2 million and $58.3 million at September 30, 2015 and June 30, 2016, respectively. The decrease in the net deferred tax assets is primarily due to utilization of net operating loss carryforwards to offset taxable income and income tax credit carryforwards.

Balance Sheet Highlights
Total assets at September 30, 2016, of $5.32 billion increased by $298.1 million from September 30, 2015, and increased by $37.0 million from June 30, 2016.

Total loans and leases at September 30, 2016 of $3.44 billion increased by $338.2 million and $35.7 million from September 30, 2015 and June 30, 2016, respectively.  The growth in total loans and leases from September 30, 2015 was primarily due to an increase in the commercial mortgage, home equity, consumer, residential mortgage, and construction loan portfolios of $125.7 million, $75.8 million, $51.8 million, $50.9 million, and $32.8 million, respectively. The growth in total loans and leases from the second quarter of 2016 was primarily due to an increase in the commercial mortgage, home equity, construction, and commercial loan portfolios of $20.1 million, $16.9 million, $9.8 million, and $3.9 million, respectively, partially offset by a decrease in the consumer and residential mortgage loan portfolios of $8.3 million and $6.7 million, respectively.

Total deposits at September 30, 2016 of $4.52 billion increased by $288.1 million from September 30, 2015, and increased by $113.4 million from June 30, 2016.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $3.62 billion at September 30, 2016.  This represents an increase of $219.9 million from September 30, 2015 and an increase of $48.1 million from June 30, 2016.  Changes in total deposits from September 30, 2015 included net increases in savings and money market deposits of $96.0 million, noninterest-bearing demand deposits of $81.8 million, time deposits $100,000 and over of $68.2 million, and interest-bearing demand deposits of $63.2 million, offset by a net decrease in time deposits less than $100,000 of $21.1 million. Changes in total deposits during the quarter included net increases in time deposits $100,000 and over of $65.4 million, noninterest-bearing demand deposits of $41.9 million, savings and money market deposits of $8.3 million, and interest-bearing demand deposits of $2.5 million, offset by net decreases in time deposits less than $100,000 of $4.7 million.

Total shareholders’ equity was $519.5 million at September 30, 2016, compared to $503.3 million and $517.6 million at September 30, 2015 and June 30, 2016, respectively. The sequential quarter increase reflects net income of $11.5 million, partially offset by common stock dividends paid of $5.0 million, repurchases of common stock under the Company's common stock repurchase program of $3.5 million, and a decrease in unrealized gains on investment securities of $2.0 million.

Asset Quality
Nonperforming assets at September 30, 2016 totaled $11.7 million, or 0.22% of total assets, compared to $14.0 million, or 0.28% of total assets at September 30, 2015, and $14.9 million, or 0.28% of total assets at June 30, 2016.  The sequential-quarter decrease in nonperforming assets reflects payments totaling $2.3 million, the sale of two Hawaii residential mortgage assets totaling $1.0 million and the return of three Hawaii residential mortgage loans totaling $0.4 million and one Hawaii commercial mortgage loan

Central Pacific Financial Corp. Reports $11.5 Million Third Quarter Earnings
October 27, 2016

of $0.2 million to accrual status, partially offset by the addition of five Hawaii residential mortgage loans totaling $0.4 million and one Hawaii commercial mortgage loan of $0.2 million to nonaccrual status.

Loans delinquent for 90 days or more still accruing interest totaled $0.4 million at September 30, 2016, compared to $0.1 million and $0.3 million at September 30, 2015 and June 30, 2016, respectively.  In addition, loans delinquent for 30 days or more still accruing interest totaled $5.6 million at September 30, 2016, compared to $3.1 million at September 30, 2015 and $4.1 million at June 30, 2016.

Net charge-offs in the third quarter of 2016 totaled $0.6 million, compared to net recoveries of $3.4 million in the third quarter of 2015, and net charge-offs of $3 thousand in the second quarter of 2016.

The ALLL, as a percentage of total loans and leases, was 1.73% at September 30, 2016, compared to 2.15% at September 30, 2015 and 1.79% at June 30, 2016.  The ALLL, as a percentage of nonperforming assets, was 509.03% at September 30, 2016, compared to 475.99% at September 30, 2015 and 407.62% at June 30, 2016.  The ALLL, as a percentage of nonaccrual loans, was 546.06% at September 30, 2016, compared to 551.32% at September 30, 2015 and 437.94% at June 30, 2016.

Capital Levels
At September 30, 2016, the Company’s leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 10.9%, 14.6%, 15.9%, and 12.5%, respectively.  At June 30, 2016, the Company’s leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 10.8%, 14.6%, 15.9%, and 12.5%, respectively. The Company’s capital ratios continue to exceed the levels required to be considered a “well-capitalized” institution for regulatory purposes under Basel III.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company’s management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company’s website at http://ir.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-877-505-7644.  A playback of the call will be available through November 27, 2016 by dialing 1-877-344-7529 (passcode: 10094342) and on the Company’s website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $5.3 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches and 102 ATMs in the state of Hawaii, as of September 30, 2016.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

Central Pacific Financial Corp. Reports $11.5 Million Third Quarter Earnings
October 27, 2016

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “hopes,” “should,” “estimates,” or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, tsunamis and earthquakes) on the Company’s business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  our ability to continue making progress on our recovery plan; the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the banking industry; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company’s common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; our ability to attract and retain skilled executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year and, in particular, the discussion of “Risk Factors” set forth therein. The Company does not update any of its forward-looking statements except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Nine Months Ended
(Dollars in thousands,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
except for per share amounts)	2016	2016	2016	2015	2015	2016	2015
CONDENSED INCOME STATEMENT
Net interest income	$39,426	$39,609	$39,211	$38,194	$37,805	$118,246	$111,334
Provision (credit) for loan and lease losses	(743)	(1,382)	(747)	(1,958)	(3,647)	(2,872)	(13,713)
Net interest income after provision (credit) for loan and lease losses	40,169	40,991	39,958	40,152	41,452	121,118	125,047
Total other operating income	10,975	11,692	10,165	9,841	9,829	32,832	29,143
Total other operating expense	33,286	34,215	32,875	32,576	32,175	100,376	98,651
Income before taxes	17,858	18,468	17,248	17,417	19,106	53,574	55,539
Income tax expense	6,392	6,331	6,067	6,485	6,900	18,790	20,603
Net income	11,466	12,137	11,181	10,932	12,206	34,784	34,936
Basic earnings per common share	$0.37	$0.39	$0.36	$0.35	$0.39	$1.12	$1.07
Diluted earnings per common share	0.37	0.39	0.35	0.34	0.38	1.11	1.06
Dividends declared per common share (1)	0.16	0.14	0.14	0.46	0.12	0.44	0.36

PERFORMANCE RATIOS
Return on average assets (2)	0.87%	0.93%	0.87%	0.87%	0.98%	0.89%	0.94%
Return on average shareholders’ equity (2)	8.81	9.51	8.85	8.68	9.91	9.05	8.98
Efficiency ratio (3)	66.04	66.69	66.58	67.82	67.55	66.44	70.23
Net interest margin (2)	3.25	3.29	3.33	3.30	3.31	3.29	3.31
Dividend payout ratio (1) (4)	43.24	35.90	40.00	135.29	31.58	39.64	33.96
Average shareholders’ equity to average assets	9.89	9.73	9.81	9.97	9.90	9.81	10.51

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$3,415,505	$3,377,362	$3,258,872	$3,142,895	$3,070,384	$3,350,817	$3,002,785
Average interest-earning assets	4,902,151	4,890,398	4,786,256	4,676,931	4,611,234	4,859,757	4,561,621
Average assets	5,266,588	5,248,088	5,148,744	5,049,232	4,974,154	5,221,306	4,937,535
Average deposits	4,486,064	4,459,019	4,468,070	4,327,908	4,242,043	4,471,106	4,188,466
Average interest-bearing liabilities	3,532,334	3,565,530	3,492,748	3,370,560	3,346,484	3,530,212	3,323,612
Average shareholders’ equity	520,757	510,753	505,330	503,570	492,683	512,311	518,909

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(dollars in thousands)	2016	2016	2016	2015	2015
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$567,891	$560,674	$547,195	$532,787	$533,984
Tier 1 risk-based capital	567,891	560,674	547,195	532,787	533,984
Total risk-based capital	616,858	609,012	594,801	579,651	579,182
Common equity tier 1 capital	487,097	481,209	472,171	472,698	474,169
Central Pacific Bank
Leverage capital	545,578	529,754	533,307	518,617	515,625
Tier 1 risk-based capital	545,578	529,754	533,307	518,617	515,625
Total risk-based capital	594,407	577,966	580,715	565,231	560,569
Common equity tier 1 capital	545,578	529,754	533,307	518,617	515,625

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	10.9%	10.8%	10.8%	10.7%	10.9%
Tier 1 risk-based capital ratio	14.6	14.6	14.5	14.4	15.0
Total risk-based capital ratio	15.9	15.9	15.8	15.7	16.3
Common equity tier 1 capital ratio	12.5	12.5	12.5	12.8	13.3
Central Pacific Bank
Leverage capital ratio	10.6	10.2	10.5	10.4	10.5
Tier 1 risk-based capital ratio	14.1	13.8	14.2	14.1	14.5
Total risk-based capital ratio	15.3	15.1	15.4	15.3	15.8
Common equity tier 1 capital ratio	14.1	13.8	14.2	14.1	14.5

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(dollars in thousands, except for per share amounts)	2016	2016	2016	2015	2015
BALANCE SHEET
Loans and leases	$3,439,654	$3,403,947	$3,308,968	$3,211,532	$3,101,463
Total assets	5,319,947	5,282,967	5,242,202	5,131,288	5,021,833
Total deposits	4,518,578	4,405,142	4,496,602	4,433,439	4,230,503
Long-term debt	92,785	92,785	92,785	92,785	92,785
Total shareholders’ equity	519,466	517,607	509,358	494,614	503,261
Total shareholders’ equity to total assets	9.76%	9.80%	9.72%	9.64%	10.02%
Tangible common equity to tangible assets (5)	9.67%	9.69%	9.60%	9.51%	9.88%

ASSET QUALITY
Allowance for loan and lease losses	$59,384	$60,764	$62,149	$63,314	$66,644
Non-performing assets	11,666	14,907	15,944	16,230	14,001
Allowance to loans and leases outstanding	1.73%	1.79%	1.88%	1.97%	2.15%
Allowance to non-performing assets	509.03	407.62	389.80	390.10	475.99

PER SHARE OF COMMON STOCK
Book value per common share	$16.79	$16.68	$16.34	$15.77	$16.06
Tangible book value per common share	16.62	16.48	16.13	15.54	15.81
Closing market price per common share	25.19	23.60	21.77	22.02	20.97

(1) Dividends declared in the fourth quarter of 2015 include a special cash dividend of $0.32 per share.
(2) Annualized.
(3) Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
(4) Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
(5) The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 2.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 2

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2016	2016	2016	2015	2015
Tangible Common Equity Ratio:
Total shareholders’ equity	$519,466	$517,607	$509,358	$494,614	$503,261
Less: Other intangible assets	(5,349)	(6,018)	(6,686)	(7,355)	(8,023)
Tangible common equity	$514,117	$511,589	$502,672	$487,259	$495,238

Total assets	$5,319,947	$5,282,967	$5,242,202	$5,131,288	$5,021,833
Less: Other intangible assets	(5,349)	(6,018)	(6,686)	(7,355)	(8,023)
Tangible assets	$5,314,598	$5,276,949	$5,235,516	$5,123,933	$5,013,810

Tangible common equity to tangible assets	9.67%	9.69%	9.60%	9.51%	9.88%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 3

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except share data)	2016	2016	2016	2015	2015
ASSETS
Cash and due from banks	$79,647	$76,482	$85,495	$71,797	$69,628
Interest-bearing deposits in other banks	23,727	14,184	7,180	8,397	14,376
Investment securities:
Available for sale	1,262,224	1,260,593	1,299,176	1,272,255	1,272,382
Held to maturity, fair value of: $230,529 at September 30, 2016, $238,066 at June 30, 2016, $243,072 at March 31, 2016, $244,136 at December 31, 2015, and $254,540 at September 30, 2015	226,573	234,230	241,597	247,917	254,719
Total investment securities	1,488,797	1,494,823	1,540,773	1,520,172	1,527,101
Loans held for sale	12,755	9,921	11,270	14,109	9,786
Loans and leases	3,439,654	3,403,947	3,308,968	3,211,532	3,101,463
Less allowance for loan and lease losses	59,384	60,764	62,149	63,314	66,644
Net loans and leases	3,380,270	3,343,183	3,246,819	3,148,218	3,034,819
Premises and equipment, net	48,242	48,370	48,322	49,161	47,822
Accrued interest receivable	14,554	15,339	14,818	14,898	13,779
Investment in unconsolidated subsidiaries	7,011	7,204	5,627	6,157	6,489
Other real estate owned	791	1,032	1,260	1,962	1,913
Mortgage servicing rights	15,638	15,778	16,800	17,797	18,174
Other intangible assets	5,349	6,018	6,686	7,355	8,023
Bank-owned life insurance	155,233	154,678	154,592	153,967	153,449
Federal Home Loan Bank stock	12,173	15,218	10,420	8,606	12,048
Other assets	75,760	80,737	92,140	108,692	104,426
Total assets	$5,319,947	$5,282,967	$5,242,202	$5,131,288	$5,021,833
LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$1,194,557	$1,152,666	$1,140,741	$1,145,244	$1,112,761
Interest-bearing demand	849,128	846,589	849,880	824,895	785,936
Savings and money market	1,379,484	1,371,163	1,465,524	1,399,093	1,283,517
Time	1,095,409	1,034,724	1,040,457	1,064,207	1,048,289
Total deposits	4,518,578	4,405,142	4,496,602	4,433,439	4,230,503
Short-term borrowings	150,000	226,000	106,000	69,000	155,000
Long-term debt	92,785	92,785	92,785	92,785	92,785
Other liabilities	39,092	41,424	37,438	41,425	40,284
Total liabilities	4,800,455	4,765,351	4,732,825	4,636,649	4,518,572
Equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding none at: September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 30,930,598 at September 30, 2016, 31,036,895 at June 30, 2016, 31,164,287 at March 31, 2016, 31,361,452 at December 31, 2015, and 31,330,644 at September 30, 2015	534,856	538,434	544,029	548,878	548,518
Surplus	84,207	83,482	83,534	82,847	81,528
Accumulated deficit	(116,225)	(122,730)	(130,511)	(137,314)	(133,821)
Accumulated other comprehensive income (loss)	16,628	18,421	12,306	203	7,036
Total shareholders' equity	519,466	517,607	509,358	494,614	503,261
Non-controlling interest	26	9	19	25	—
Total equity	519,492	517,616	509,377	494,639	503,261
Total liabilities and equity	$5,319,947	$5,282,967	$5,242,202	$5,131,288	$5,021,833

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 4

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
(Dollars in thousands, except per share data)	2016	2016	2016	2015	2015	2016	2015
Interest income:
Interest and fees on loans and leases	$33,384	$32,878	$31,793	$30,565	$30,148	$98,055	$88,322
Interest and dividends on investment securities:
Taxable interest	7,296	7,953	8,396	8,282	8,260	23,645	24,687
Tax-exempt interest	995	995	996	1,006	1,008	2,986	3,016
Dividends	10	10	10	10	9	30	26
Interest on deposits in other banks	17	11	17	7	6	45	28
Dividends on Federal Home Loan Bank stock	63	23	37	46	11	123	40
Total interest income	41,765	41,870	41,249	39,916	39,442	124,884	116,119
Interest expense:
Interest on deposits:
Demand	126	123	111	101	104	360	298
Savings and money market	254	269	263	238	230	786	678
Time	1,044	957	898	647	568	2,899	1,665
Interest on short-term borrowings	160	177	50	59	73	387	195
Interest on long-term debt	755	735	716	677	662	2,206	1,949
Total interest expense	2,339	2,261	2,038	1,722	1,637	6,638	4,785
Net interest income	39,426	39,609	39,211	38,194	37,805	118,246	111,334
Provision (credit) for loan and lease losses	(743)	(1,382)	(747)	(1,958)	(3,647)	(2,872)	(13,713)
Net interest income after provision for loan and lease losses	40,169	40,991	39,958	40,152	41,452	121,118	125,047
Other operating income:
Service charges on deposit accounts	1,954	1,908	1,964	1,999	1,947	5,826	5,830
Loan servicing fees	1,357	1,362	1,362	1,399	1,407	4,081	4,257
Other service charges and fees	2,821	3,028	2,767	2,772	2,803	8,616	8,689
Income from fiduciary activities	880	857	840	825	854	2,577	2,518
Equity in earnings of unconsolidated subsidiaries	182	184	90	88	165	456	490
Fees on foreign exchange	129	126	148	98	126	403	352
Investment securities gains (losses)	—	—	—	—	—	—	(1,866)
Income from bank-owned life insurance	555	1,232	625	465	434	2,412	1,569
Loan placement fees	140	133	46	146	202	319	574
Net gains on sales of residential loans	2,212	1,845	1,466	1,332	1,551	5,523	4,775
Net gains on sales of foreclosed assets	57	241	308	189	252	606	379
Other (refer to Table 5)	688	776	549	528	88	2,013	1,576
Total other operating income	10,975	11,692	10,165	9,841	9,829	32,832	29,143
Other operating expense:
Salaries and employee benefits	17,459	17,850	16,937	16,895	17,193	52,246	49,534
Net occupancy	3,588	3,557	3,314	3,981	3,547	10,459	10,451
Equipment	852	769	811	858	775	2,432	2,617
Amortization of other intangible assets	1,690	2,423	2,178	1,512	1,683	6,291	5,347
Communication expense	948	919	959	822	895	2,826	2,661
Legal and professional services	1,699	1,723	1,613	1,671	1,808	5,035	5,669
Computer software expense	2,217	2,222	2,704	2,067	2,286	7,143	6,764
Advertising expense	772	433	634	964	502	1,839	1,586
Foreclosed asset expense	72	49	15	154	3	136	332
Other (refer to Table 5)	3,989	4,270	3,710	3,652	3,483	11,969	13,690
Total other operating expense	33,286	34,215	32,875	32,576	32,175	100,376	98,651
Income before income taxes	17,858	18,468	17,248	17,417	19,106	53,574	55,539
Income tax expense	6,392	6,331	6,067	6,485	6,900	18,790	20,603
Net income	$11,466	$12,137	$11,181	$10,932	$12,206	$34,784	$34,936
Per common share data:
Basic earnings per share	$0.37	$0.39	$0.36	$0.35	$0.39	$1.12	$1.07
Diluted earnings per share	0.37	0.39	0.35	0.34	0.38	1.11	1.06
Cash dividends declared	0.16	0.14	0.14	0.46	0.12	0.44	0.36
Basic weighted average shares outstanding	30,943,756	31,060,593	31,263,433	31,317,627	31,330,964	31,088,729	32,548,479
Diluted weighted average shares outstanding	31,142,128	31,262,525	31,506,307	31,727,478	31,749,880	31,277,402	32,932,347

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Other
(Unaudited)	TABLE 5

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
(Dollars in thousands)	2016	2016	2016	2015	2015	2016	2015
Income recovered on nonaccrual loans previously charged-off	$423	$301	$157	$104	$262	$881	$690
Other recoveries	24	249	21	17	244	294	533
Unrealized gains (losses) on loans-held-for-sale and interest rate locks	13	(29)	(79)	54	(646)	(95)	(378)
Commissions on sale of checks	84	86	86	79	86	256	246
Other	144	169	364	274	142	677	485
Total other operating income - Other	$688	$776	$549	$528	$88	$2,013	$1,576

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	September 30,
(Dollars in thousands)	2016	2016	2016	2015	2015	2016	2015
Charitable contributions	$156	$184	$218	$103	$179	$558	$2,456
FDIC insurance assessment	430	563	639	622	685	1,632	2,084
Miscellaneous loan expenses	358	306	254	325	314	918	1,023
ATM and debit card expenses	451	448	428	407	365	1,327	1,131
Amortization of investments in low-income housing tax credit partnerships	259	258	257	258	258	774	820
Armored car expenses	258	201	201	254	213	660	642
Entertainment and promotions	198	223	231	405	191	652	654
Stationery and supplies	242	172	267	230	381	681	796
Directors’ fees and expenses	215	199	205	101	156	619	561
Provision (credit) for residential mortgage loan repurchase losses	—	(36)	(351)	(596)	(883)	(387)	(756)
Increase (decrease) to the reserve for unfunded commitments	37	20	44	(223)	255	101	(48)
Other	1,385	1,732	1,317	1,766	1,369	4,434	4,327
Total other operating expense - Other	$3,989	$4,270	$3,710	$3,652	$3,483	$11,969	$13,690

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other banks	$14,140	0.49%	$17	$8,946	0.48%	$11	$10,277	0.23%	$6
Investment securities, excluding valuation allowance:
Taxable	1,288,569	2.27	7,306	1,318,579	2.42	7,963	1,345,120	2.46	8,269
Tax-exempt	172,743	3.54	1,531	173,396	3.53	1,530	175,340	3.54	1,551
Total investment securities	1,461,312	2.42	8,837	1,491,975	2.55	9,493	1,520,460	2.58	9,820
Loans and leases, incl. loans held for sale	3,415,505	3.90	33,384	3,377,362	3.91	32,878	3,070,384	3.91	30,148
Federal Home Loan Bank stock	11,194	2.25	63	12,115	0.76	23	10,113	0.42	11
Total interest-earning assets	4,902,151	3.44	42,301	4,890,398	3.48	42,405	4,611,234	3.46	39,985
Noninterest-earning assets	364,437			357,690			362,920
Total assets	$5,266,588			$5,248,088			$4,974,154

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$851,775	0.06%	$126	$843,611	0.06%	$123	$803,682	0.05%	$104
Savings and money market deposits	1,367,459	0.07	254	1,435,754	0.08	269	1,277,480	0.07	230
Time deposits under $100,000	202,719	0.37	190	207,371	0.38	195	223,550	0.36	203
Time deposits $100,000 and over	892,188	0.38	854	837,619	0.37	762	842,362	0.17	365
Total interest-bearing deposits	3,314,141	0.17	1,424	3,324,355	0.16	1,349	3,147,074	0.11	902
Short-term borrowings	125,408	0.50	160	148,390	0.48	177	106,625	0.27	73
Long-term debt	92,785	3.24	755	92,785	3.19	735	92,785	2.83	662
Total interest-bearing liabilities	3,532,334	0.26	2,339	3,565,530	0.26	2,261	3,346,484	0.19	1,637
Noninterest-bearing deposits	1,171,923			1,134,664			1,094,969
Other liabilities	41,558			37,127			40,018
Total liabilities	4,745,815			4,737,321			4,481,471
Shareholders’ equity	520,757			510,753			492,683
Non-controlling interest	16			14			—
Total equity	520,773			510,767			492,683
Total liabilities and equity	$5,266,588			$5,248,088			$4,974,154

Net interest income			$39,962			$40,144			$38,348

Interest rate spread		3.18%			3.22%			3.27%

Net interest margin		3.25%			3.29%			3.31%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 7

	Nine Months Ended			Nine Months Ended
	September 30, 2016			September 30, 2015
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other banks	$12,365	0.48%	$45	$15,133	0.24%	$28
Investment securities, excluding valuation allowance:
Taxable	1,312,866	2.40	23,675	1,338,836	2.46	24,713
Tax-exempt	173,392	3.53	4,593	176,335	3.51	4,640
Total investment securities	1,486,258	2.54	28,268	1,515,171	2.58	29,353
Loans and leases, including loans held for sale	3,350,817	3.91	98,055	3,002,785	3.93	88,322
Federal Home Loan Bank stock	10,317	1.59	123	28,532	0.19	40
Total interest earning assets	4,859,757	3.47	126,491	4,561,621	3.45	117,743
Noninterest-earning assets	361,549			375,914
Total assets	$5,221,306			$4,937,535

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$841,002	0.06%	$360	$801,304	0.05%	$298
Savings and money market deposits	1,410,159	0.07	786	1,261,534	0.07	678
Time deposits under $100,000	207,222	0.38	582	230,354	0.37	637
Time deposits $100,000 and over	872,900	0.35	2,317	841,876	0.16	1,028
Total interest-bearing deposits	3,331,283	0.16	4,045	3,135,068	0.11	2,641
Short-term borrowings	106,144	0.49	387	95,759	0.27	195
Long-term debt	92,785	3.18	2,206	92,785	2.81	1,949
Total interest-bearing liabilities	3,530,212	0.25	6,638	3,323,612	0.19	4,785
Noninterest-bearing deposits	1,139,823			1,053,398
Other liabilities	38,942			41,616
Total liabilities	4,708,977			4,418,626
Shareholders’ equity	512,311			518,909
Non-controlling interest	18			—
Total equity	512,329			518,909
Total liabilities and equity	$5,221,306			$4,937,535

Net interest income			$119,853			$112,958

Interest rate spread		3.22%			3.26%

Net interest margin		3.29%			3.31%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)	TABLE 8

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2016	2016	2016	2015	2015
HAWAII:
Commercial, financial and agricultural	$367,527	$360,102	$358,432	$339,738	$335,919
Real estate:
Construction	105,234	95,355	98,203	81,655	72,071
Residential mortgage	1,160,741	1,167,428	1,147,446	1,134,325	1,109,847
Home equity	351,256	334,347	311,756	301,980	275,439
Commercial mortgage	742,584	716,452	646,013	642,845	616,085
Consumer:
Automobiles	125,556	116,809	112,106	110,285	104,395
Other consumer	163,703	161,065	155,749	162,963	159,173
Leases	756	843	936	1,028	1,123
Total loans and leases	3,017,357	2,952,401	2,830,641	2,774,819	2,674,052
Allowance for loan and lease losses	(50,948)	(52,375)	(52,068)	(54,141)	(56,150)
Net loans and leases	$2,966,409	$2,900,026	$2,778,573	$2,720,678	$2,617,902

U.S. MAINLAND:
Commercial, financial and agricultural	$140,457	$143,965	$176,659	$181,348	$170,624
Real estate:
Construction	2,994	3,073	3,151	3,230	3,309
Residential mortgage	—	—	—	—	—
Home equity	—	—	—	—	—
Commercial mortgage	120,133	126,132	127,023	117,904	120,900
Consumer:
Automobiles	91,970	103,098	95,124	79,917	88,579
Other consumer	66,743	75,278	76,370	54,314	43,999
Leases	—	—	—	—	—
Total loans and leases	422,297	451,546	478,327	436,713	427,411
Allowance for loan and lease losses	(8,436)	(8,389)	(10,081)	(9,173)	(10,494)
Net loans and leases	$413,861	$443,157	$468,246	$427,540	$416,917

TOTAL:
Commercial, financial and agricultural	$507,984	$504,067	$535,091	$521,086	$506,543
Real estate:
Construction	108,228	98,428	101,354	84,885	75,380
Residential mortgage	1,160,741	1,167,428	1,147,446	1,134,325	1,109,847
Home equity	351,256	334,347	311,756	301,980	275,439
Commercial mortgage	862,717	842,584	773,036	760,749	736,985
Consumer:
Automobiles	217,526	219,907	207,230	190,202	192,974
Other consumer	230,446	236,343	232,119	217,277	203,172
Leases	756	843	936	1,028	1,123
Total loans and leases	3,439,654	3,403,947	3,308,968	3,211,532	3,101,463
Allowance for loan and lease losses	(59,384)	(60,764)	(62,149)	(63,314)	(66,644)
Net loans and leases	$3,380,270	$3,343,183	$3,246,819	$3,148,218	$3,034,819

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 9

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2016	2016	2016	2015	2015
Noninterest-bearing demand	$1,194,557	$1,152,666	$1,140,741	$1,145,244	$1,112,761
Interest-bearing demand	849,128	846,589	849,880	824,895	785,936
Savings and money market	1,379,484	1,371,163	1,465,524	1,399,093	1,283,517
Time deposits less than $100,000	198,055	202,733	207,757	212,946	219,134
Core deposits	3,621,224	3,573,151	3,663,902	3,582,178	3,401,348

Government time deposits	708,034	645,134	644,877	664,756	640,708
Other time deposits $100,000 and over	189,320	186,857	187,823	186,505	188,447
Total time deposits $100,000 and over	897,354	831,991	832,700	851,261	829,155
Total deposits	$4,518,578	$4,405,142	$4,496,602	$4,433,439	$4,230,503

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 10

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2016	2016	2016	2015	2015
Nonaccrual loans (including loans held for sale):
Commercial, financial and agricultural	$2,005	$2,132	$2,244	$1,044	$3,056
Real estate:
Residential mortgage	5,424	8,059	5,227	5,464	5,988
Home equity	479	611	300	666	313
Commercial mortgage	2,967	3,073	6,913	7,094	2,731
Total nonaccrual loans	10,875	13,875	14,684	14,268	12,088

Other real estate owned ("OREO"):
Residential mortgage	791	1,032	1,260	1,962	1,913
Total OREO	791	1,032	1,260	1,962	1,913
Total nonperforming assets ("NPAs")	11,666	14,907	15,944	16,230	14,001

Loans delinquent for 90 days or more:
Real estate:
Residential mortgage	200	—	—	—	—
Home equity	—	135	656	—	—
Consumer:
Automobiles	131	78	125	151	130
Other consumer	106	56	—	122	—
Total loans delinquent for 90 days or more	437	269	781	273	130

Restructured loans still accruing interest:
Commercial, financial and agricultural	—	—	—	—	327
Real estate:
Construction	51	745	776	809	841
Residential mortgage	15,818	15,729	16,197	16,224	17,592
Commercial mortgage	1,979	3,020	3,128	3,224	2,253
Total restructured loans still accruing interest	17,848	19,494	20,101	20,257	21,013
Total NPAs, loans delinquent for 90 days or more and restructured loans still accruing interest	$29,951	$34,670	$36,826	$36,760	$35,144

Total nonaccrual loans as a percentage of loans and leases	0.32%	0.41%	0.44%	0.44%	0.39%
Total NPAs as a percentage of loans and leases and OREO	0.34%	0.44%	0.48%	0.51%	0.45%
Total NPAs and loans delinquent for 90 days or more as a percentage of loans and leases and OREO	0.35%	0.45%	0.51%	0.51%	0.46%
Total NPAs, loans delinquent for 90 days or more, and restructured loans still accruing interest as a percentage of loans and leases and OREO	0.87%	1.02%	1.11%	1.14%	1.13%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$14,907	$15,944	$16,230	$14,001	$32,108
Additions	650	4,334	1,303	2,992	681
Reductions:
Payments	(2,309)	(927)	(754)	(439)	(4,002)
Return to accrual status	(578)	(3,717)	(133)	(216)	(10,799)
Sales of NPAs	(1,032)	(865)	(702)	(71)	(4,007)
Charge-offs/valuation adjustments	28	138	—	(37)	20
Total reductions	(3,891)	(5,371)	(1,589)	(763)	(18,788)
Balance at end of quarter	$11,666	$14,907	$15,944	$16,230	$14,001

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)	TABLE 11

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	September 30,
(Dollars in thousands)	2016	2016	2016	2015	2015	2016	2015
Allowance for loan and lease losses:
Balance at beginning of period	$60,764	$62,149	$63,314	$66,644	$66,924	$63,314	$74,040

Provision (credit) for loan and lease losses	(743)	(1,382)	(747)	(1,958)	(3,647)	(2,872)	(13,713)

Charge-offs:
Commercial, financial and agricultural	465	272	352	554	170	1,089	5,104
Real estate:
Home equity	—	—	—	—	46	—	110
Commercial mortgage	—	—	—	838	—	—	—
Consumer:
Automobiles	409	392	381	433	299	1,182	1,046
Other consumer	940	743	731	288	575	2,414	2,883
Total charge-offs	1,814	1,407	1,464	2,113	1,090	4,685	9,143

Recoveries:
Commercial, financial and agricultural	555	720	349	411	504	1,624	4,377
Real estate:
Construction	91	9	9	10	283	109	870
Residential mortgage	173	173	34	91	191	380	1,030
Home equity	4	4	3	5	5	11	1,051
Commercial mortgage	128	14	13	14	3,130	155	6,705
Consumer:
Automobiles	115	365	194	183	209	674	765
Other consumer	111	119	444	27	108	674	635
Leases	—	—	—	—	27	—	27
Total recoveries	1,177	1,404	1,046	741	4,457	3,627	15,460
Net charge-offs (recoveries)	637	3	418	1,372	(3,367)	1,058	(6,317)
Balance at end of period	$59,384	$60,764	$62,149	$63,314	$66,644	$59,384	$66,644

Average loans and leases, net of unearned	$3,415,505	$3,377,362	$3,258,872	$3,142,895	$3,070,384	$3,350,817	$3,002,785

Annualized ratio of net charge-offs (recoveries) to average loans and leases	0.07%	—%	0.05%	0.17%	(0.44)%	0.04%	(0.28)%

Ratio of allowance for loan and lease losses to loans and leases	1.73%	1.79%	1.88%	1.97%	2.15%	1.73%	2.15%